EXHIBIT 15.2

LETTER TO THE COMMISSION OF FORMER PRINCIPAL ACCOUNTANT

MCGOVERN, HURLEY, CUNNINGHAM, LLP

United States Securities and Exchange Commission

Division of Corporation Finance

100 F. Street N.E.

Washington, D.C. 20549-7010

RE:

KISKA METALS CORPORATION

AMENDED TRANSITION REPORT ON FORM 20-F/A-2 (AMENDMENT NO. 2)

ITEM 16F: CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dear Sir/Madam:

We have reviewed a copy of the disclosures that Kiska Metals Corporation (the “Registrant”) is making in response to Item 16F: Change in Registrant’s Certifying Accountant contained in the Registrant’s amended transition report on Form 20-F/A-2 (Amendment No. 2) for the transition period from February 1 to December 31, 2009.

We agree with the statements made by the Registrant in response to Item 16F(a) of the Registrant’s amended transition report on Form 20-F/A-2 (Amendment No. 2) for the transition period from February 1 to December 31, 2009.

November 21, 2011

 /s/ “McGovern, Hurley, Cunningham, LLP”

Toronto, Canada

Former Principal Accountant of Kiska Metals Corporation